Exhibit 10.15

First Amendment
to the

PMA Capital Corporation Deferred Compensation Plan for Non-Employee Directors
(As Amended and Restated Effective November 1, 2000)

WHEREAS, PMA Capital Corporation (the “Plan Administrator”) maintains the PMA Capital Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”) for the benefit of its non-employee directors; and

WHEREAS, the Plan Administrator now wishes to amend the Plan to permit, in accordance with Section 409A of the Internal Revenue Code, participants to receive an immediate distribution of benefits during 2005 without penalty; and

WHEREAS, under Section 5.5 of the Plan, the Plan Administrator has reserved the right to amend the Plan, subject to certain limitations;

NOW, THEREFORE, effective as provided herein, the Plan Administrator hereby amends the Plan as follows:

I. Section 4.3(c) of the Plan is amended in its entirety, effective January 1, 2005, to read as follows:

“(c) A Participant who is not entitled to payment of his Deferred Compensation Account under any other provision of Article IV may make a written request by December 15, 2005 to the Board for an accelerated payment of his entire Deferred Compensation Account balance. If the Board receives such a request, it shall make a final valuation of the Participant’s Deferred Compensation Account and pay the balance of such account to the Participant. There shall be no reduction in the amounts paid to any Participant who makes the election set forth in this Section 4.3(c). This Section 4.3(c) is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and Q&A-20 of IRS Notice 2005-1.”

II. The first sentence of Section 5.5 of the Plan is amended in its entirety, to read as follows:

“The Plan may be amended, restated, modified or terminated by the Board of Directors or the Committee, except that Section 3.3(d) of the Plan may not be amended or modified following a Change of Control without the consent of the Participant.”

IN WITNESS WHEREOF, PMA Capital Corporation has caused this First Amendment to be duly executed, this 21st day of November, 2005.

Attest:	PMA Capital Corporation

/s/ Robert L. Pratter	/s/ William E. Hitselberger
Robert L. Pratter, Secretary	William E. Hitselberger,
Executive Vice President and
Chief Financial Officer